November 5, 2004

Dear Stockholder,

      I am pleased to report that the spin-off of GameStop Corp., Barnes & Noble’s video-game and PC-entertainment software specialty business, will become effective on November 12, 2004. Following the spin-off, GameStop will become a fully independent, publicly traded company. GameStop’s Class A stock already trades on the New York Stock Exchange under the symbol “GME”. Following the spin-off, GameStop’s Class B stock will trade on the NYSE under the symbol “GME.B”.

      Holders of record of Barnes & Noble common stock as of the close of business on November 2, 2004, the record date for the distribution, will receive 0.424876232 of a share of GameStop Class B for every share of Barnes & Noble common stock held.

      No action is required on your part to receive your GameStop shares. You will not be required either to pay anything for the new shares or to surrender any shares of Barnes & Noble common stock.

      Barnes & Noble will receive an opinion of counsel stating that, for U.S. Federal income tax purposes, the distribution of GameStop common stock will be tax-free to Barnes & Noble and to you to the extent that you receive GameStop common stock.

      The enclosed information statement describes the distribution of GameStop Class B common stock, including how we determined the number of shares you will receive, how fractional interests will be treated and the U.S. Federal income tax consequences of the spin-off. It also contains summary information about GameStop and contact information if you have any questions regarding the distribution.

Sincerely,

LEONARD RIGGIO
Chairman

INFORMATION STATEMENT

29,901,662 SHARES OF GAMESTOP CORP. CLASS B COMMON STOCK

SPIN-OFF OF GAMESTOP CORP.

THROUGH THE DISTRIBUTION BY

BARNES & NOBLE, INC.

OF SHARES OF GAMESTOP CORP. CLASS B COMMON STOCK

TO ITS COMMON STOCKHOLDERS

       We are sending you this Information Statement because we are distributing all of our shares of Class B Common Stock in GameStop Corp. (which we refer to as GameStop in this Information Statement) pro-rata to our common stockholders (we refer to this pro-rata distribution as the spin-off). We are effecting this spin-off by distributing 0.424876232 of a share of GameStop Class B Common Stock as a dividend on each outstanding share of Barnes & Noble common stock, amounting to 29,901,662 shares of GameStop Class B Common Stock in total. The distribution will be effective as of November 12, 2004, to holders of record of Barnes & Noble common stock at 5:00 p.m. EDT on November 2, 2004.

      GameStop was formed as part of our plan to sell to the public a stake in our retail video game products and PC entertainment software business. GameStop’s Class A Common Stock began trading on the New York Stock Exchange following its initial public offering in February 2002. As of November 2, 2004, we owned all 29,901,662 outstanding shares of GameStop Class B Common Stock, which represented approximately 93.6% of the combined voting power of all classes of GameStop’s voting stock and approximately 59.5% of the outstanding shares of GameStop’s capital stock.

      No vote of our stockholders is required in connection with this spin-off. You will not be required to pay cash or provide any other consideration or to surrender or exchange any shares of Barnes & Noble common stock to receive the distribution of GameStop Class B Common Stock. Therefore, you are not required to take any action.

      We are sending you this Information Statement, which contains additional information about GameStop and the terms of this spin-off, for your information only. If you would like more information, please call The Bank of New York at 800-524-4458 (Domestic) or 610-382-7833 (International) or send an email to shareowners@bankofny.com.

      NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE GAMESTOP CLASS B COMMON STOCK TO BE ISSUED TO YOU PURSUANT TO THIS DISTRIBUTION OR DETERMINED IF THIS INFORMATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Information Statement is November 5, 2004.

INFORMATION ABOUT THE GAMESTOP SPIN-OFF

The Spin-Off

      On October 1, 2004, our board of directors approved a spin-off of GameStop through the distribution by us on November 12, 2004 of shares of GameStop Class B Common Stock to our common stockholders as of the November 2, 2004 record date. To effect this distribution, our board of directors declared a dividend on Barnes & Noble common stock comprising, in the aggregate, 29,901,662 shares of GameStop Class B Common Stock which, as of October 1, 2004, represented approximately 93.6% of the combined voting power of all classes of GameStop’s voting stock and approximately 59.5% of the outstanding shares of the GameStop’s capital stock. The distribution will be made as of November 12, 2004, to the holders of record of Barnes & Noble common stock as of 5:00 p.m. EDT on November 2, 2004, as further described below.

      You will not be required to pay cash or provide any other consideration or to surrender or exchange any shares of Barnes & Noble common stock to receive the distribution of GameStop Class B Common Stock.

The Number of Shares You Will Receive

      The actual number of shares of GameStop Class B Common Stock that we will distribute to you for the shares of Barnes & Noble common stock that you own at 5:00 p.m. EDT on the November 2, 2004 record date will be calculated as follows:

GAMESTOP CLASS B COMMON STOCK

29,901,662

(The total number of shares of GameStop Class B Common Stock to be distributed in the spin-off.)

divided by

70,377,347

(The total number of shares of Barnes & Noble common stock outstanding at 5:00 p.m. EDT on November 2, 2004.)

multiplied by

The total number of shares of Barnes & Noble common stock that you own at 5:00 p.m. EDT on November 2, 2004.

      You will not receive any fractional shares of GameStop Class B Common Stock in connection with the distribution. Instead, the transfer agent will aggregate all fractional shares and sell them on behalf of those holders who would otherwise be entitled to receive a fractional share. We currently estimate that about three weeks after the distribution date, you will receive a cash payment in an amount equal to your pro rata share of the total net proceeds of that sale.

Trading Between the Record Date and Distribution Date

      From October 29, 2004, and up to and including November 12, 2004, there will be two markets in Barnes & Noble common stock, a “regular way” market and a “when-issued” market. Shares of Barnes & Noble common stock that trade on the “regular way” market will carry an entitlement to shares of GameStop Class B Common Stock to be distributed pursuant to the spin-off. Shares of Barnes & Noble Common Stock that trade on the “when-issued” market will trade without an entitlement to shares of GameStop Class B Common Stock to be distributed pursuant to the spin-off.

      Therefore, if you owned shares of Barnes & Noble common stock at 5:00 p.m. EDT on the record date, and sell those shares on the “regular way” market prior to or on November 12, 2004, you will also be selling the shares of GameStop Class B Common Stock that would have been distributed to you pursuant to the spin-off.

      If you sell shares of Barnes & Noble common stock on the “when-issued” market prior to or on the distribution date, you will still receive the shares of GameStop Class B Common Stock that were to be distributed to you pursuant to your ownership of Barnes & Noble common stock.

      Also from October 29, 2004, and up to and including November 12, 2004, there will be two markets in GameStop common stock, a “regular way” market in GameStop Class A Common Stock and a “when-issued” trading market in GameStop Class B Common Stock. The “regular way” market will be the same market for shares of GameStop Class A Common Stock that currently exists. The “when-issued” trading market will be a market for shares of GameStop Class B Common Stock that will be distributed to our common stockholders on the distribution date. If you own Barnes & Noble common stock at 5:00 p.m. EDT on the record date, then you will be entitled to shares of GameStop Class B Common Stock distributed pursuant to the spin-off. You may trade this entitlement to shares of GameStop Class B Common Stock, without the shares of Barnes & Noble common stock you own, on the “when-issued” trading market for the GameStop Class B Common Stock.

When and How You Will Receive the Distribution of GameStop Class B Common Stock

      We will pay the GameStop spin-off dividend by releasing our shares of GameStop Class B Common Stock to The Bank of New York, our transfer agent. As of the November 12, 2004 distribution date, the transfer agent will cause the shares of GameStop Class B Common Stock to which you are entitled to be registered in your name or in the “street name” of your broker.

      Most of our common stockholders have Barnes & Noble common stock held on account by a broker, bank or other nominee. In such cases, the nominee is the registered holder or “street name” for your shares of Barnes & Noble common stock and will be recorded as the registered holder of the shares of GameStop Class B Common Stock you are entitled to receive. Your nominee should in turn electronically credit your account for these shares. If you have any questions in this regard, we encourage you to contact your nominee on the mechanics of having the GameStop shares of Class B Common Stock posted to your account.

      GameStop stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing shares of GameStop Class B Common Stock will be mailed to registered holders of Barnes & Noble common stock in the ordinary course. If you are a registered holder of Barnes & Noble common stock, your book-entry shares will be held with GameStop’s transfer agent, The Bank of New York. Under the direct registration system, instead of receiving stock certificates, you will receive a direct registration transaction advice reflecting your ownership interest in shares of GameStop Class B Common Stock. The transfer agent will begin mailing direct registration transaction advices so that they will be received on or about the distribution date. When you receive this advice, you will receive information explaining the direct registration system and telling you how to obtain physical stock certificates if you desire to do so.

      The transfer agent will not deliver any fractional shares of GameStop Class B Common Stock in connection with the distribution. Instead, the transfer agent will aggregate all fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in an amount equal to their pro rata share of the total net proceeds of that sale. Your check for any cash that you may be entitled to receive instead of fractional shares of GameStop Class B Common Stock will follow separately. We currently estimate that it will take about three weeks from the distribution date for the transfer agent to complete check mailings.

U.S. Federal Income Tax Consequences

      Tax-free Status of the Spin-off. Barnes & Noble has been advised by its outside counsel that Barnes & Noble’s distribution of shares of the GameStop Class B Common Stock to its common stockholders in connection with the spin-off will qualify as a tax-free transaction under Section 355 of the Internal Revenue Code. Prior to the spin-off, Barnes & Noble will receive from its outside counsel a tax opinion to that effect, subject to customary representations and assumptions. The tax opinion will provide that for U.S. Federal income tax purposes:

•	Barnes & Noble’s common stockholders will not recognize gain or loss on the receipt of shares of the GameStop Class B Common Stock in the spin-off; and

•	Barnes & Noble will not recognize gain or loss as a result of the spin-off.

      If the spin-off were not to qualify as a tax-free transaction, we would recognize taxable gain equal to the excess of the fair market value on the distribution date of the GameStop Class B Common Stock distributed in the spin-off over our tax basis in that stock. In addition, each Barnes & Noble common stockholder who receives shares of the GameStop Class B Common Stock in the spin-off would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the stock received.

      Even if the spin-off otherwise qualifies as a tax-free distribution for our common stockholders, it might be taxable to us under Section 355(e) of the Internal Revenue Code if 50% or more of the stock of Barnes & Noble or GameStop is acquired as part of a plan or series of related transactions that include the spin-off. For this purpose, any acquisitions of the stock of Barnes & Noble or GameStop within two years before or after the spin-off are presumed to be part of such a plan, although we or GameStop may be able to rebut that presumption. If such an acquisition of the stock of Barnes & Noble or GameStop triggers the application of Section 355(e), we would recognize taxable gain as described above but the spin-off would generally be tax-free to each of our common stockholders. Under the Separation Agreement between us and GameStop, GameStop would be required to indemnify us against that taxable gain if it were triggered by an acquisition of GameStop’s stock.

      Our discussion below assumes that our stockholders are generally subject to United States federal income taxes:

      Allocation of Tax Basis. The tax basis in your shares of Barnes & Noble common stock immediately prior to the distribution date will be allocated among your shares of GameStop Class B Common Stock and Barnes & Noble common stock held immediately after the spin-off in proportion to their relative fair market values on that date.

      After the distribution date, your aggregate tax basis in your shares of GameStop Class B Common Stock and Barnes & Noble common stock, including any fractional shares sold for cash as described below, will be the same as your tax basis in your shares of Barnes & Noble common stock immediately prior to the distribution date.

      Holding Period. The holding period of the shares of GameStop Class B Common Stock that you receive in the spin-off will include the holding period for your shares of Barnes & Noble common stock with respect to which your distribution of those shares of GameStop Class B Common Stock was made, provided that your shares of Barnes & Noble common stock are held as a capital asset on the distribution date.

      Treatment of Fractional Shares. If you receive cash in lieu of a fractional share of GameStop Class B Common Stock as part of the spin-off, the cash will be treated for U.S. Federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss equal to the difference between the cash you receive for the fractional share and your tax basis in that fractional share as described above under “Allocation of Tax Basis,” provided the fractional share is considered to be held as a capital asset. The capital gain or loss will be long-term if your holding period for the stock is more than one year, as calculated above under “Holding Period.” The deductibility of capital losses is subject to limitations.

      Tax Return Statement. U.S. Treasury regulations require you to attach a detailed statement to your U.S. Federal income tax return for the taxable year in which you receive shares of GameStop Class B Common Stock setting forth certain information regarding the distribution of the stock. Within a reasonable time after completion of the spin-off, we will provide you with the information necessary to comply with that requirement.

      Subsequent Sale of Stock. If you sell your shares of GameStop Class B Common Stock, you will recognize gain or loss on the sale equal to the difference between your sales proceeds and the tax basis allocated to the shares you sold, as described above under “Allocation of Tax Basis.” The gain or loss will be a capital gain or loss if you held the shares as a capital asset. The capital gain or loss will be long-term if your holding period for the stock is more than one year, as calculated above under “Holding Period.” The deductibility of capital losses is subject to limitations.

      YOU SHOULD CONSULT YOUR TAX ADVISER ABOUT THE TAX CONSEQUENCES OF THE SPIN-OFF TO YOU, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE CHANGES IN TAX LAW THAT COULD AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE. NEITHER WE NOR THE TRANSFER AGENT CAN PROVIDE YOU WITH SUCH ADVICE.

INFORMATION ABOUT GAMESTOP CORP.

      GameStop is the nation’s largest video game and entertainment software specialty retailer, based on the number of U.S. retail stores that GameStop operates and its total U.S. revenues. As of July 31, 2004, GameStop operated 1,676 stores, in 49 states, the District of Columbia, Puerto Rico and Ireland, primarily under the GameStop® brand. In addition, GameStop owns a commerce-enabled Web property, GameStop.com, and Game Informer® magazine, a leading video and computer game publication.

      GameStop sells the most popular new software, hardware and game accessories for the PC and next generation video game systems from Sony, Nintendo, and Microsoft, and is also the industry’s largest reseller of used video games. In addition, GameStop sells computer and video game magazines and strategy guides, action figures, and other related merchandise to more than 30 million customers.

      GameStop’s principal executive offices are located at 2250 William D. Tate Avenue, Grapevine, Texas 76051. General information on GameStop can be obtained via the Internet by visiting GameStop’s corporate Website: http://www.gamestop.com/investor-relations/.

      GameStop was incorporated under the laws of the State of Delaware in August 2001 as a holding company for its operating subsidiaries and as a wholly-owned subsidiary of Barnes & Noble. Immediately before the consummation of GameStop’s initial public offering in February 2002, GameStop entered into agreements with Barnes & Noble, including a Separation Agreement, that, among other things, provides for the separation of its business operations from Barnes & Noble and other provisions applicable to divestiture; a tax disaffiliation arrangement between GameStop and Barnes & Noble; an insurance agreement for Barnes & Noble to continue to supply GameStop with insurance; and a license for GameStop to continue to operate video game departments within certain bookstores operated by Barnes & Noble. On February 12, 2002, GameStop completed an initial public offering of its Class A Common Stock at a price of $18.00 per share, raising net proceeds of approximately $348.0 million.

      On October 4, 2004, we announced our intention to distribute all of the shares of GameStop common stock that we own in a tax-free distribution to our stockholders on a pro rata basis as described in this Information Statement. After the spin-off, we will not own any GameStop common stock and GameStop will be a fully independent, publicly traded company listed on the New York Stock Exchange.

      The full text of the Separation Agreement and other ancillary agreements are filed as exhibits to Amendments Nos. 3 and 4 to the Registration Statement on Form S-1/ A (No. 333-68294) of GameStop, filed with the SEC on January 24, 2002, and February 5, 2002, respectively. Discussions of these agreements between our two companies are contained in reports we and GameStop file with the SEC (see “Additional Information,” below).

INFORMATION ABOUT GAMESTOP CLASS B COMMON STOCK

Risk Factors and Forward Looking Statements

      The ownership of shares of GameStop Class B Common Stock received as a distribution is subject to risks and uncertainties that could materially and adversely affect the trading price of GameStop Class B Common Stock. Those risks and uncertainties are described in GameStop’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004, and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

      All statements included in this Information Statement and in GameStop’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, other than statements of historical fact regarding GameStop or Barnes & Noble, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements involve a number of risks and uncertainties. A number of factors could cause GameStop’s actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to:

•	GameStop’s reliance on suppliers and vendors for new product releases;

•	economic conditions affecting the electronic game industry;

•	the performance of GameStop’s online and other initiatives;

•	possible disruptions in GameStop’s computer or telephone systems;

•	possible work stoppages or increases in labor costs;

•	possible increases in shipping rates or interruptions in shipping service;

•	the competitive environment in the electronic game industry;

•	GameStop’s ability to open and operate new stores;

•	higher than anticipated store closing or relocation costs;

•	GameStop’s ability to attract and retain qualified personnel;

•	unanticipated adverse litigation results or effects;

•	GameStop’s ability to successfully and efficiently transfer its headquarters and distribution center to its new facility; and

•	other factors described in its most recent Annual Report on Form 10-K, including those set forth under the caption, “Business — Risk Factors.”

      In some cases, forward-looking statements can be identified by the use of terms such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “will,” “should,” “seeks,” “pro forma” or similar expressions. These statements are only predictions based on current expectations and assumptions and involve known and unknown risks, uncertainties and other factors that may cause GameStop’s or GameStop’s industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. You should not place undue reliance on these forward-looking statements.

      Although the expectations reflected in GameStop’s forward-looking statements are reasonable, neither GameStop nor we can guarantee future results, levels of activity, performance or achievements. In light of these risks and uncertainties, the forward-looking events and circumstances contained in GameStop’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q may not occur, causing actual results to differ materially from those anticipated or implied by our forward-looking statements.

GameStop Class B Common Stock

      Under GameStop’s Amended and Restated Certificate of Incorporation, GameStop’s authorized capital stock is 405,000,000, comprising (i) 300,000,000 shares of Class A Common Stock, par value $.001 per share, (ii) 100,000,000 shares of Class B Common Stock, par value $.001 per share, and (iii) 5,000,000 shares of Preferred Stock, par value $.001 per share issuable in one or more series, as provided for in GameStop’s Amended and Restated Certificate of Incorporation. As of August 27, 2004, GameStop has reported that approximately 20,314,091 shares of GameStop Class A Common Stock were issued and outstanding and no shares of GameStop preferred stock have been issued. Additionally, as of November 2, 2004, 29,901,662 shares of GameStop Class B Common Stock were issued and outstanding.

Market for GameStop Class B Common Stock

      We currently hold all outstanding shares of GameStop Class B Common Stock and there is currently no established trading market for these shares. On October 26, 2004, GameStop received approval, subject to official notice of issuance, from the NYSE of its listing application for all of the GameStop Class B Common Stock being distributed to our stockholders, which will trade under the symbol “GME.B.”

GameStop’s Transfer Agent

      The transfer agent and registrar for GameStop’s Class B Common Stock is The Bank of New York. You may contact the transfer agent and registrar at the address set forth below or at its toll free number 800-524-4458.

      Stockholders outside the United States may contact the transfer agent and registrar by calling 610-382-7833. All correspondence should be sent to the following address:

The Bank of New York
c/o GameStop Corp.
Shareholder Relations Department - 12E
P.O. Box 11258
New York, NY 10286

Additional Information

      Barnes & Noble and GameStop are each subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Securities Exchange Act, and accordingly each company files annual, quarterly and special reports, proxy statements and other information with the SEC including financial statements. Members of the public may read and copy any materials that Barnes & Noble and GameStop file with the SEC from the SEC’s Public Reference Room at its principal office, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at www.sec.gov that contains materials that Barnes & Noble and GameStop each file electronically with the SEC.

      Barnes & Noble and GameStop each maintain a website which offers additional information:

•	visit Barnes & Noble’s website at www.barnesandnobleinc.com.

•	visit GameStop’s website at www.gamestop.com.

      GameStop has advised us that it has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about GameStop, we urge you to read GameStop’s reports filed with the SEC.

QUESTIONS AND ANSWERS

SPIN-OFF OF GAMESTOP THROUGH THE DISTRIBUTION BY

BARNES & NOBLE, INC.

OF SHARES OF GAMESTOP CLASS B COMMON STOCK TO ITS

COMMON STOCKHOLDERS

1.	What will happen in the spin-off?

      In the spin-off, we will distribute to our common stockholders all of our interest in GameStop, comprising 29,901,662 shares of GameStop Class B Common Stock. After the spin-off, GameStop will be a fully independent company, and will no longer be a subsidiary of Barnes & Noble.

2.	What will I receive in the spin-off?

      You will receive 0.424876232 of a share of GameStop Class B Common Stock for each share of Barnes & Noble common stock you own as of 5:00 p.m. EDT on the November 2, 2004 record date, except that you will not receive any fractional shares. All fractional share interests of GameStop Class B Common Stock will be aggregated into whole shares and sold by an independent agent in the open market and, instead of receiving fractional shares, you will receive a check representing your pro rata share of the net proceeds received in such sales about three weeks after the November 12, 2004 distribution date.

3.	What do I have to do to receive my shares of GameStop Class B Common Stock?

      Nothing. Your shares of GameStop Class B Common Stock will be either credited to you or your account with your broker, bank or other nominee on or about the November 12, 2004 distribution date.

4.	When will I receive my shares of GameStop Class B Common Stock?

      If you are a registered holder of Barnes & Noble common stock at 5:00 p.m. EDT on November 2, 2004, you will receive an advice following the November 12, 2004 distribution date reflecting the shares of GameStop Class B Common Stock which have been registered in your name. When you receive this advice you will also receive information telling you how to obtain physical stock certificates if you desire to do so.

5.	What if I hold my shares of Barnes & Noble common stock through my broker, bank or other nominee?

      If you hold your shares of Barnes & Noble common stock through a broker, bank or other nominee, you are probably not a registered holder of Barnes & Noble common stock and your receipt of GameStop Class B Common Stock depends on your arrangements with the nominee that holds your shares of Barnes & Noble common stock for you. We anticipate that nominees generally will credit their customers’ accounts with GameStop Class B Common Stock on or about the distribution date, but you should check with your nominee.

6.	What if I want to sell my shares of Barnes & Noble common stock or my shares of GameStop Class B Common Stock?

      You should consult your own financial adviser, such as your broker, bank or tax advisor. We do not make recommendations on the purchase, retention or sale of shares of Barnes & Noble common stock or shares of GameStop Class B Common Stock. If you do decide to sell your shares, you should make sure your broker or bank understands whether you want to sell your shares of Barnes & Noble common stock, your shares of GameStop Class B Common Stock or a combination of both. The Information Statement that accompanies these questions and answers provides information concerning the trading of Barnes & Noble common stock and GameStop Class B Common Stock which you are urged to consider in discussions with your broker, bank or tax advisor.

7.	How does the distribution affect the number of shares of Barnes & Noble common stock I currently hold?

      The distribution itself has no effect on the number of shares of Barnes & Noble common stock currently held by you. Barnes & Noble and GameStop are separate companies and, other than the distribution, Barnes & Noble common stock and GameStop common stock are not related.

8.	How will the spin-off affect the market price of my shares of Barnes & Noble Common Stock?

      On November 15, 2004, following the distribution, the market price of Barnes & Noble common stock will be adjusted to reflect the full separation of GameStop from us. The value of our current interest in GameStop will be reflected separately in the value of the GameStop Class B Common Stock that our stockholders will receive through the distribution.

9.	How much is a share of GameStop Common Stock worth?

      GameStop Class A Common Stock is listed for trading on the New York Stock Exchange under the trading symbol “GME”. Since the initial public offering of GameStop Class A Common Stock on February 12, 2002, at a price of $18.00 per share, through November 2, 2004 (the last full day of trading prior to the printing of these Questions and Answers), the GameStop Class A Common Stock had traded on the New York Stock Exchange at prices ranging from $7.59 to $24.30 per share. The closing price of GameStop Class A Common Stock on November 2, 2004, was $20.06 per share.

      The New York Stock Exchange has approved the listing of GameStop Class B Common Stock and trading has commenced on a “when issued” basis under the trading symbol “GME.B”.

      You are urged to obtain current quotations for the GameStop common stock.

10.	What are the U.S. federal income tax consequences of the distribution to me as a Barnes & Noble common stockholder?

      Based on advice from our attorneys, which will be set forth in a tax opinion that we will receive prior to the spin-off, you will not recognize any gain or loss on the receipt of shares of GameStop Class B Common Stock in the spin-off except to the extent you receive cash in lieu of fractional shares of GameStop Class B Common Stock. Following the distribution date, additional information will be made available to you concerning the tax treatment of cash received in lieu of fractional shares, the calculation of the new tax basis in your shares of Barnes & Noble common stock and GameStop Class B Common Stock, and certain statements that you are required to attach to your U.S. Federal income tax return. You should consult your own tax adviser regarding the effect of the spin-off in your particular situation.

11.	Are the shares of GameStop Class B Common Stock freely tradable?

      Generally yes. However, any person or entity who is deemed to be an “affiliate” of GameStop under the rules and regulations of the Securities and Exchange Commission is subject to certain restrictions on trading GameStop common stock, including the requirements of Rule 144 under the Securities Act of 1933, as amended.

12.	Who should I call for more information on the spin-off?

      You should call The Bank of New York at 800-524-4458 (Domestic) or 610-382-7833 (International) or send an email to shareowners@bankofny.com.